Exhibit 15.1(a)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (No. 333-123687, 333-129808, 333-138765, 333-147402, 333-155448, 333-163616, 333-170714, 333-178115, 333-185261 and 333-192436) of Sony Corporation of our report dated May 29, 2014 relating to the financial statements, financial statement schedule and the effectiveness of internal control over financial reporting, which appears in this Annual Report on Form 20-F.

/s/ PricewaterhouseCoopers Aarata

Tokyo, Japan

June 26, 2014